Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Investor Relations	Media Relations
Gene Skayne	Frank Tutalo
508.323.1080	781.782.5761
gene_skayne@3com.com	frank_tutalo@lpp.com
3Com Reports Results for Second Quarter Fiscal Year 2010
MARLBOROUGH, MASS.—December 23, 2009—3Com Corporation (Nasdaq: COMS) today reported financial results for its fiscal 2010 second quarter, which ended November 27, 2009. Revenue in the quarter was $322.2 million, compared to revenue of $354.6 million in the corresponding period in fiscal 2009, a 9.1 percent decrease.
     Second quarter revenue increased 10.9 percent sequentially, from $290.5 million in the prior quarter. Revenue grew sequentially across all major sales regions, primarily driven by a solid recovery in the Europe, Middle East and Africa region and in our Latin America business, and continued strong performance in China. Sales to Huawei continued to decline as expected, coming in at $18.2 million, down 35.3 percent sequentially, while China based direct-touch sales reached $151.1 million in the quarter, up 21.9 percent sequentially.
     3Com achieved gross margin in the quarter of 60.1 percent. This compares with gross margin of 57.3 percent in the first quarter of fiscal year 2010, and 56.3 percent in second quarter of fiscal year 2009.
     3Com also achieved GAAP operating profit margin of 4.5 percent in the quarter. Non-GAAP operating profit margin hit a record 13.5 percent in the second quarter, compared with 9.1 percent in the first quarter of fiscal year 2010, and 10.8 percent in the second quarter of the prior year.
     Net income in the quarter was $20.0 million, or $0.05 per diluted share, compared with net income of $12.9 million, or $0.03 per diluted share, in the second quarter of fiscal year 2009. Q2 FY10 results include a favorable tax adjustment of $10.8 million offset in part by transaction costs of approximately $4.6 million relating to the Company’s pending merger with Hewlett-Packard Company. On a non-GAAP basis, net income for the second quarter of fiscal year 2010 was $38.3 million, or $0.09 per diluted share, compared with net income of $46.9 million, or $0.12 per diluted share, for the second quarter of fiscal year 2009.

3Com Reports Results for Second Quarter Fiscal 2010, p. 2
     3Com generated $118.2 million in cash from operations in the quarter. 3Com’s cash and equivalents and short term investments balance at November 27, 2009 was $704.1 million. During the quarter 3Com repaid $88.0 million of its debt, including a voluntary payment of $40.0 million.
     “We are pleased with 3Com’s performance in the quarter,” said Bob Mao, 3Com’s Chief Executive Officer. “We exceeded our guidance for revenue, operating profit, earnings per share, and our cash balance while delivering sequential revenue growth across all our sales regions and achieving record gross and operating margins.”
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
The non-GAAP measures used by the Company exclude restructuring, amortization, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as those items detailed in the tables attached to this press release. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation is a $1.3 billion global enterprise networking solutions provider that sets a new price/performance standard for customers. 3Com has three global brands—H3C, 3Com, and TippingPoint—that offer high-performance networking and security solutions to enterprises large and small. The H3C enterprise networking portfolio—a market leader in China—includes products that span from the data center to the edge of the network, while TippingPoint network-based intrusion prevention systems and network access control solutions deliver in-depth, no-compromise application, infrastructure and performance protection.
Copyright© 2009 3Com Corporation. 3Com, the 3Com logo, H3C and TippingPoint are registered trademarks of 3Com Corporation or its wholly owned subsidiaries in various countries around the world. All other company and product names may be trademarks of their respective holders.

3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended			Six Months Ended
	November 27,	August 28,	November 28,	November 27,	November 28,
	2009	2009	2008	2009	2008
Sales	$322,164	$290,502	$354,562	$612,666	$697,212
Cost of sales	128,542	123,931	154,770	252,473	307,793

Gross profit	193,622	166,571	199,792	360,193	389,419

Operating expenses (income):
Sales and marketing	93,754	84,788	89,920	178,542	177,402
Research and development	41,400	38,968	49,254	80,368	96,401
General and administrative	25,786	21,370	28,652	47,156	53,106
Amortization of intangibles	16,755	17,071	25,060	33,826	50,224
Patent dispute resolution	—	—	—	—	(70,000)
Restructuring charges	1,552	1,133	2,504	2,685	4,501

Operating expenses, net	179,247	163,330	195,390	342,577	311,634

Operating income	14,375	3,241	4,402	17,616	77,785

Interest expense, net	(1,922)	(1,088)	(547)	(3,010)	(1,798)
Other income, net	5,920	11,547	15,899	17,467	28,770

Income before income taxes	18,373	13,700	19,754	32,073	104,757

Income tax provision	1,619	(6,239)	(6,884)	(4,620)	(12,050)

Net income	$19,992	$7,461	$12,870	$27,453	$92,707

Basic and diluted income per share	$0.05	$0.02	$0.03	$0.07	$0.23

Shares used in computing basic per share amounts	392,688	389,774	394,036	391,231	398,462

Shares used in computing diluted per share amounts	403,501	396,266	395,245	399,884	399,658

3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	November, 27	May 29,
	2009	2009
ASSETS

Current assets:
Cash and equivalents	$704,079	$545,818
Short term investments	—	98,357
Notes receivable	35,697	40,590
Accounts receivable, net	110,297	112,771
Inventories, net	94,844	90,395
Other current assets	55,307	56,982

Total current assets	1,000,224	944,913

Property & equipment, net	36,805	40,012
Goodwill	609,297	609,297
Intangibles, net	164,931	198,624
Deposits and other assets	23,761	22,511

Total assets	$1,835,018	$1,815,357

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$81,632	$68,350
Current portion of long-term debt	48,000	48,000
Accrued liabilities and other	427,943	394,103

Total current liabilities	557,575	510,453

Deferred taxes and long-term obligations	40,695	40,729
Long-term debt	64,000	152,000
Stockholders’ equity	1,172,748	1,112,175

Total liabilities and stockholders’ equity	$1,835,018	$1,815,357

3Com Corporation
Reconciliation of Non-GAAP Financial Measures
(in thousands, except margin and per-share data)
(unaudited)
TABLE C

	Three Months Ended			Six Months Ended
	November 27,	August 28,	November 28,	November 27,	November 28,
	2009	2009	2008	2009	2008
GAAP operating income	$14,375	$3,241	$4,402	$17,616	$77,785
Restructuring	1,552	1,133	2,504	2,685	4,501
Amortization of intangible assets	16,755	17,071	25,060	33,826	50,224
Patent dispute resolution [a]	—	—	—	—	(70,000)
Acquiree expensed acquisition costs [c]	4,552	—	—	4,552	—
Stock-based compensation expense [b]	6,233	4,885	5,638	11,118	12,080
TippingPoint special admin costs [d]	—	—	800	—	800

Non-GAAP operating income	$43,467	$26,330	$38,404	$69,797	$75,390

GAAP operating profit margin	4.5%	1.1%	1.2%	2.9%	11.2%
Restructuring	0.5%	0.4%	0.7%	0.4%	0.6%
Amortization of intangible assets	5.2%	5.9%	7.1%	5.5%	7.2%
Patent dispute resolution [a]	—	—	—	—	-10.0%
Stock-based compensation expense [b]	1.4%	—	—	0.8%	—
Acquiree expensed acquisition costs [c]	1.9%	1.7%	1.6%	1.8%	1.7%
TippingPoint special admin costs [d]	—	—	0.2%	—	0.1%

Non-GAAP operating profit margin	13.5%	9.1%	10.8%	11.4%	10.8%

GAAP net income	$19,992	$7,461	$12,870	$27,453	$92,707
Restructuring	1,552	1,133	2,504	2,685	4,501
Amortization of intangibles	16,755	17,071	25,060	33,826	50,224
Patent dispute resolution [a]	—	—	—	—	(70,000)
Stock-based compensation expense [b]	6,233	4,885	5,638	11,118	12,080
Acquiree expensed acquisition costs [c]	4,552	—	—	4,552	—
TippingPoint special admin costs [d]	—	—	800		800
Tax adjustment related to resolution of 2008 tax rate in PRC [e]	(10,801)	—	—	(10,801)	—

Non-GAAP net income	$38,283	$30,550	$46,872	$68,833	$90,312

GAAP net income per share	$0.05	$0.02	$0.03	$0.07	$0.23
Restructuring	0.00	0.00	0.01	0.01	0.01
Amortization of intangibles	0.04	0.04	0.06	0.08	0.13
Patent dispute resolution [a]	—	—	—	—	(0.17)
Stock-based compensation expense [b]	0.02	0.02	0.02	0.03	0.03
Acquiree expensed acquisition costs [c]	0.01	—	—	0.01	—
TippingPoint special admin costs [d]	—	—	0.00	—	0.00
Tax adjustment related to resolution of 2008 tax rate in PRC [e]	(0.03)	—	—	(0.03)	—

Non-GAAP net income per share, diluted	$0.09	$0.08	$0.12	$0.17	$0.23

Shares used in computing diluted per share amounts	403,501	396,266	395,245	399,884	399,658

[a]	Resolution of Realtek patent dispute.

[b]	Stock-based compensation expense is included in the following cost and expense categories by period:

	Three Months Ended			Six Months Ended
	November 27,	August 28,	November 28,	November 27,	November 28,
	2009	2009	2008	2009	2008
Cost of sales	591	540	562	1,131	1,320
Sales and marketing	2,081	1,590	1,613	3,671	3,371
Research and development	423	476	893	899	1,777
General and administrative	3,138	2,279	2,570	5,417	5,612

[c]	These expenses relate to the proposed acquisition of the Company in November 2009.

[d]	Costs incurred in the second quarter of fiscal 2009 to facilitate operation of TippingPoint as a more autonomous business.

[e]	We recorded a favorable tax adjustment, reflecting final resolution of our calendar year 2008 tax rate in China.